                                                                           EXHIBIT 11.0


                                                                           (UNAUDITED)

                       Alexander & Alexander Services Inc.
                    Computation of per Common Share Earnings
             Three and Nine Months Ended September 30, 1995 and 1994
                                  (in millions)

                                                Three Months Ended   Nine Months Ended
                                                   September 30,      September 30,
                                                  ---------------   ------------------
                                                  1995       1994    1995        1994
                                                  ----       ----    ----        ----
PRIMARY
-------

  Earnings (Loss) Attributable to Common
  --------------------------------------
  Shareholders:
  -------------
  Income (loss) before cumulative effect of
    change in accounting                         $ 17.5    $(20.8)  $ 81.9      $(24.8)
  Cumulative effect of change in accounting         0.0       0.0      0.0        (2.6)
                                                 ------    ------   ------      ------
  Net income (loss)                                17.5     (20.8)    81.9       (27.4)
  Less:  Preferred stock dividends                 (6.4)     (4.8)   (18.9)       (9.0)
                                                 ------    ------   ------      ------
  Earnings (loss) attributable to common
    shareholders                                 $ 11.1    $(25.6)  $ 63.0      $(36.4)
                                                 ======    ======   ======      ======

  Average Common and Common Equivalent Shares
  -------------------------------------------
  Outstanding:
  ------------
  Average common shares outstanding                44.3      43.9     44.3        43.7
  Add shares of common stock assumed issued on
    exercise of stock options                       0.3       0.0      0.2         0.0
                                                 ------    ------   ------      ------
  Average common and common equivalent shares
    outstanding                                    44.6      43.9     44.5        43.7
                                                 ======    ======   ======      ======

FULLY DILUTED
-------------

  Fully Diluted Earnings Per Share:
  ---------------------------------
  Income (loss) before cumulative effect of
    change in accounting                         $ 17.5    $(20.8)  $ 81.9      $(24.8)
  Cumulative effect of change in accounting         0.0       0.0      0.0        (2.6)
                                                 ------    ------   ------      ------
  Net income (loss)                                17.5     (20.8)    81.9       (27.4)
  Less:  Preferred stock dividends                 (6.4)     (4.8)   (18.9)       (9.0)
                                                 ------    ------   ------      ------
  Earnings (loss) attributable to common
    shareholders                                   11.1     (25.6)    63.0       (36.4)
  Add:  Series B preferred stock dividends          0.0       0.0     12.7         0.0
                                                 ------    ------   ------      ------
  Net income (loss) available to common
    shareholders                                 $ 11.1    $(25.6)  $ 75.7      $(36.4)
                                                 ======    ======   ======      ======

  Average Common Shares Outstanding, Assuming
  -------------------------------------------
  Full Dilution:
  --------------
  Average common shares outstanding                44.3      43.9     44.3        43.7
  Add shares of common stock assumed issued on:
    Exercise of stock options                       0.3       0.0      0.3         0.0
    Conversion of Series B preferred stock          0.0       0.0     12.5         0.0
                                                 ------    ------   ------      ------
  Average common shares outstanding, assuming
    full dilution                                  44.6      43.9     57.1        43.7
                                                 ======    ======   ======      ======

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